UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2024

Loop Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41508	47-3975872
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Olive Avenue, Suite 54470 Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 436-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	LPTV	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 27, 2024 (the “Effective Date”), Loop Media, Inc., a Nevada corporation (the “Company” or “Seller”), entered into a purchase agreement (the “Agreement”) with CFG Merchant Solutions, LLC, a Delaware limited liability company (“Buyer”) and Bruce A. Cassidy, Executive Chairman of the Board of Directors of the Company as guarantor (the “Guarantor”). The Agreement provides for the purchase by Buyer of Seller’s future receipts (the “Future Receipts”) valued at nine hundred sixty-two thousand five hundred dollars ($962,500) (the “Amount Sold”) for a total purchase price of seven hundred thousand dollars ($700,000) (the “Purchase Price”). The percentage of Future Receipts to be paid back on a daily basis is 14.44% (the “Purchased Percentage”), which equals $4,812.60 (the “Daily Amount”). Seller shall be entitled to collect the Daily Amounts at the end of each week by debiting Seller’s bank account, with such weekly payment equaling $24,063 (the “Weekly Payment”), commencing on or about September 6, 2024, and such Weekly Payments continuing until the Amount Sold is paid in full. The Company granted the Buyer a security interest in certain properties, rights and assets of the Company, as set forth in the Agreement.

The Company agreed to certain covenants under the Agreement, including but not limited to delivery of certain financial statements and providing the Buyer with prompt notice upon the occurrence of certain events as set forth in the Agreement. The Company also agreed to certain negative covenants, including but not limited to the creation of additional liens with respect to the collateral and the sale of assets outside of the ordinary course of business, without the prior written consent of the Buyer. The Guarantor has given a personal guaranty of the Company’s performance and obligations under the Agreement.

The Agreement provides for penalties upon the occurrence of a breach of the Agreement, including but not limited to the (i) interference with Buyer’s right to collect the Purchased Percentage or Daily Amount, (ii) breach of any terms or covenants contained in the Agreement, and (iii) failure of the Company to provide bank statements within seven (7) calendar days after request from Buyer. In addition to the Purchased Percentage that is otherwise applicable under the Agreement, the greater of an amount equal to five percent (5%) of the undelivered Amount Sold at the time of the breach or $2,500 will become assessed upon the occurrence of a breach under the Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 5, 2024	LOOP MEDIA, INC.

	By:	/s/ Justis Kao
Justis Kao, Chief Executive Officer